Exhibit 10.1
                                                                    ------------

                                 PROMISSORY NOTE

$550,000.00                                                        June 20, 2000


     For value received, the undersigned, Charles J. Digate (the "Obligor"), hereby promises to pay to the order of MathSoft, Inc., a Massachusetts corporation (the "Corporation"), at its principal office at 101 Main Street, Cambridge, MA 02142, or at such other place as may be designated from time to time in writing by the Corporation, the principal sum of Five Hundred Fifty
Thousand Dollars and No Cents ($550,000.00) and interest at the rate of 8% per annum during the initial period through June 19, 2002, and thereafter at a per annum rate equal to the prime rate as announced from time to time by Fleet Bank. Notwithstanding any other provision of this Promissory Note (the "Note"), the Corporation does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to Obligor or credited to reduce principal hereunder. All payments received by the Corporation hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. This Note shall be payable in lawful money of the United States of America. This Note is secured and entitled to the benefits of a Pledge Agreement between the Obligor and the Corporation dated as of the date hereof (the "Pledge Agreement") pursuant to which the Obligor has pledged securities or collateral for one-half of the amount due and payable on this Note at any time.

     Interest shall be due and payable annually on each annual anniversary date of this Note. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

     From and after June 19, 2002, this Note may be callable at any time by the Corporation and shall be payable within five (5) days of the issuance of a written demand by the Corporation addressed to the address of the Obligor shown on the signature page hereof; provided, however, that if the Obligor shall die
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at  any  time  prior  to the issuance of a written demand by the Corporation for payment or the occurrence of any Event of Default, then the maturity date of this Note shall become the fifth anniversary of the date of the Obligor's death.

     If any day on which a payment is due pursuant to the terms of this Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day.

     This Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

     This Note or any portion hereof may, at the election of the holder of this Note, be declared, without prior notice of any kind, to be immediately due and payable prior to and on or after June 19, 2002, upon or any time after the sale of 275,000 shares of the Corporation's Common Stock or any portion thereof issued to the Obligor on the date hereof upon partial exercise of that certain Non-Qualified Stock Option Agreement between the Obligor and the Corporation dated as of September 9, 1994.


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     Upon  the  occurrence  of  any  Event  of  Default,  as  defined below, the
Corporation may declare any or all unpaid principal, accrued interest or other amounts payable hereunder from Obligor to Corporation immediately due and payable without presentment, demand, protest or notice.

     "Event of Default" shall mean: (1) failure to pay any amount or perform any obligation as set forth herein or in the Pledge Agreement, which is not cured within thirty (30) days after written notice of such default from Corporation (other than the payment due five (5) days after the permissible demand therefor by the Corporation); (2) insolvency (however evidenced) or the commission of any act of insolvency; (3) the making of a general assignment for the benefit of creditors; (4) the filing of any petition or the commencement of any proceeding by Obligor or any endorser of this Note for any relief under any bankruptcy or insolvency laws; (5) the filing of any petition or the commencement of any proceeding against Obligor for any relief under any bankruptcy or insolvency laws, which proceeding is not dismissed within sixty (60) days; or (6) the past or future making of a false representation or warranty by Obligor in connection with any loan or loans by the Corporation, including as set forth in this Note or in the Pledge Agreement.

     If this Note is not paid in accordance with its terms, Obligor shall pay to Corporation upon its demand therefor, in addition to principal, accrued interest and other amounts payable hereunder, all costs of collection of the principal, accrued interest, and such other amounts including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

     No waiver of any obligation of Obligor under this Note shall be effective unless it is in a writing signed by Corporation. A waiver by the Corporation of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

     Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the second business day after mail-ing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or overnight courier and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

     This Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.


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     Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.


Attested:                                   OBLIGOR:

By:  /s/  Dermot  P.  O'Grady               By:  /s/  Charles  J.  Digate
     ------------------------               ------------------------
Name:     Dermot  P.  O'Grady               Name:  Charles  J.  Digate
Title:    Chief  Financial  Officer


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